Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax

December 9, 2024

Bridger Aerospace Group Holdings, Inc.

90 Aviation Lane

Belgrade, Montana 59714

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) filed by Bridger Aerospace Group Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, covering the registration of up to an aggregate of 9,621,454 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), consisting of (i) 3,867,289 shares of Common Stock issued upon closing of the Company’s acquisition of Flight Test & Mechanical Solutions, Inc., a Delaware corporation (“FMS”), and settlement of certain post-closing purchase price adjustments, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of June 28, 2024 (the “FMS Merger Agreement”), by and among the Company, a subsidiary of the Company, FMS and Jesse Whitfield, solely in his capacity as the FMS representative (the “Closing Shares”), and (ii) up to 5,754,165 shares of Common Stock that may be issuable upon the achievement of certain earnout conditions set forth in the FMS Merger Agreement (the “Contingent Shares” and, together with the Closing Shares, the “Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), the Company’s amended and restated bylaws (the “Bylaws”), the FMS Merger Agreement and resolutions adopted by the board of directors of the Company relating to the Registration Statement, the FMS Merger Agreement, and the issuance by the Company of the Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

1

Bridger Aerospace Group Holdings, Inc.

December 9, 2024

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	The Closing Shares are validly issued, fully paid and non-assessable.

2.	The Contingent Shares, when duly issued and delivered by the Company in accordance with the terms of the FMS Merger Agreement, will be validly issued, fully paid and non-assessable.

In rendering the opinion set forth in paragraph (2) above, we have assumed that at the time of the issuance of any Contingent Shares, there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s Certificate of Incorporation as in effect at such time.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP